FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

      ASSURE DATA, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6680 Yosemite, Dallas, Texas 75214

(Address of principal execute offices, including zip code)

     (972) 963-0007
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

     On October 30, 2009, Registrant entered into two Subscription Agreements with Terry Harris and Timothy Barham, under which each of them will acquire 6,680,000 newly issued shares of restricted common stock from Registrant for a purchase price of $110,000 each payable in cash. There was no pre-existing relationship between the parties, and the price of the shares was determined based upon arms’ length negotiations. The issuance will result in a change of control of Registrant. Closing is expected to occur on or about November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009	ASSURE DATA, INC..
(Registrant)

By: /s/ Robert Lisle
Robert Lisle
President and Chief Executive Officer

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